Exhibit 23.2

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statements (Form   S-3 Nos. 333-82953 and 333-18929, Form S-8 Nos. 333-108162, 333-39299, 33-54084, 33-32692 and 2-66654) of Noble Energy, Inc. of our report dated January 28, 2004, with respect to the financial statements of Atlantic Methanol Production Company, LLC included in this Annual Report (Form 10-K) for the year ended December 31, 2003.

Ernst & Young LLP

March 10, 2004

Fort Worth, Texas